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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ROBOTIC VISION SYSTEMS, INC.

         ROBOTIC VISION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Robotic Vision Systems, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and providing for consideration thereof at the next regularly scheduled meeting of the stockholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to increase the number of shares of common stock authorized thereunder from fifty million (50,000,000) to seventy five million (75,000,000), subject to ratification by the stockholders at the next regularly scheduled meeting of stockholders; and it was further

     RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

          "FOURTH: the Corporation shall be authorized to issue seventy five million (75,000,000) shares with par value of one cent $0.01) per share."


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         SECOND: That, pursuant to resolutions of its Board of Directors, the
1999 annual meeting of the stockholders of the Corporation was duly called and held on the 10th day of June, 1999 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Robotic Vision Systems, Inc. has caused this Certificate to be signed by Pat V. Costa, its President, and Frank D. Edwards, its Secretary, this 10th day of June, 1999.

                                                     /s/Pat V. Costa
                                                     -----------------------
                                                     Pat V. Costa, President


ATTEST:

/s/Frank D. Edwards
---------------------------
Frank D. Edwards, Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ROBOTIC VISION SYSTEMS, INC.

         ROBOTIC VISION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Robotic Vision Systems, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and providing for consideration thereof at the next regularly scheduled meeting of the stockholders of said Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended to increase the number of shares of common stock authorized thereunder from thirty million (30,000,000) to fifty million (50,000,000), subject to ratification by the stockholders at the next regularly scheduled meeting of stockholders; and it was further

         RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

                  "FOURTH: the Corporation shall be authorized to issue fifty million (50,000,000) shares with par value of one cent $0.01) per share."


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         SECOND: That, pursuant to resolutions of its Board of Directors, the
1998 annual meeting of the stockholders of the Corporation was duly called and held on the 9th day of April, 1998 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the
State of Delaware.

         IN WITNESS WHEREOF, Robotic Vision Systems, Inc. has caused this Certificate to be signed by Pat V. Costa, its President, and John Arcari, its Secretary, this 9th day of April, 1998.

                                                     /s/Pat V. Costa
                                                     -----------------------
                                                     Pat V. Costa, President


ATTEST:

/s/Frank D. Edwards
---------------------------
Frank D. Edwards, Secretary